UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

U.S. GLOBAL INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-13928	74-1598370
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Callaghan Road, San Antonio, Texas 78229
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 210-308-1234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.25 par value per share	GROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.

On February 16, 2023, U.S. Global Investors, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not filed its Quarterly Report on Form 10-Q for the period ended December 31, 2022 (the “Form 10-Q”) within the prescribed time period, the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1).

In accordance with Nasdaq Listing Rules, the Company has 60 calendar days to submit a plan to regain compliance. Following receipt, Nasdaq will provide the Company with written notice of their decision. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter.

The Company filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on February 15, 2023, indicating that the filing of the Form 10-Q would be delayed due to additional time needed by the Company to determine the fair value on certain corporate investments. The Company is working diligently to file its Quarterly Report on Form 10-Q for the three and six months ended December 31, 2022, as soon as practicable.

Item 9.01 — Financial Statement and Exhibits

Exhibit 99.1 – Press Release issued by U.S. Global Investors, Inc. Dated February 21, 2023, U.S. Global Investors Receives Expected Nasdaq Notice Regarding Late Filing of Form 10-Q.
Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Global Investors, Inc. By: /s/ Lisa Callicotte Lisa Callicotte CFO

Dated:     February 21, 2023